                                                                    EXHIBIT 10.2



                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into to be effective as of the 29th day of January, 1999 (the "Effective Date"), by and between MOBILITY ELECTRONICS, INC., a Delaware corporation ("Tenant"), and MONAGHAN COMPANY, L.L.C., an Arizona limited liability company and COLONIAL TRUST COMPANY, an Arizona corporation, as successor trustee under the MONAGHAN IRREVOCABLE CHILDREN'S TRUST created December 17, 1983 (collectively, "Landlord").

                                    RECITALS

     A. Landlord and Tenant, as successor-in-interest to ELECTRONICS ACCESSORY SPECIALISTS INTERNATIONAL, INC., a Delaware corporation, have heretofore entered that certain Industrial Modified Gross Lease dated December 20, 1996, and all riders, addenda and exhibits attached thereto and made a part thereof, as amended or modified by that certain First Addendum to Exhibit "C" dated December 20, 1996 (as amended, the "Original Lease"), pursuant to which Tenant leased from Landlord certain premises described as "Unit A" (the "Premises"), consisting of approximately 38,712 square feet of rentable area (more or less) within the building having an address at 7955 East Redfield Road, Scottsdale, Arizona (the "Building").

     B. Tenant has requested and Landlord has agreed to amend the Original Lease to, among other things, extend the Term of the Lease (as defined in Article 1.5 of the Original Lease), from January 31, 1999 (the "Original Expiration Date") to January 31, 2002 (the "Extended Expiration Date"), if not sooner terminated in accordance with the terms and conditions of the Original Lease, as amended or modified by this Amendment (the "Lease"), all upon and subject to the terms and conditions of the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby amend the Original Lease and covenant and agree as follows:

                                   AGREEMENTS:

         1. Incorporation of Recitals; Capitalized Terms. The Recitals set forth above are deemed by the parties to be true and correct and are incorporated herein by this reference and shall be binding upon Landlord and Tenant the same as if set forth in full in this paragraph. Capitalized terms in this Amendment shall have the same meanings given them in the Original Lease unless otherwise expressly defined in this Amendment. In the event of any conflict between the terms of the Original Lease and the terms of this Amendment, the terms of this Amendment shall govern and control.

         2. Extension of the Term. The Expiration Date of the Lease (as defined in Article 1.5, of the Original Lease), is hereby extended from the Original Expiration Date to the

Extended Expiration Date (the "Extended Term"), such extension to be upon all of the terms and conditions of the Lease.

         3. Schedule of Annual Rent. Commencing as of the Effective Date, the amount of the "Base Rent" (as set forth in Article 1.7 of the Original Lease) shall be amended in accordance with the following schedule of Base Rent:

                                                                     MONTHLY GROSS              MONTHLY BASE
                RENT TERM                          RSF               BASE RENT PSF                  RENT
                ---------                          ---               -------------              ------------
Effective Date through the Original
Expiration Date                                   38,712                 $.75                    $29,034.00

February 1, 1999 through January 31, 2000         38,712                 $.80                    $30,969.60

February 1, 2000 through January 31, 2001         38,712                 $.85                    $32,905.20

February 1, 2001 through the Extended
Expiration Date                                   38,712                 $.90                    $34,840.80


     The Rent payable by Tenant as set forth in this paragraph shall govern and control any conflicting terms of the Lease.

         4. Condition of Premises. Tenant agrees that the tenant improvement work, if any, to be done to the Premises under the Lease has been completed and that Landlord has no further obligation or duty therefor. Tenant hereby acknowledges and warrants to Landlord that it has had the opportunity to inspect and familiarize itself with the Premises and has done so and accepts the same in its current "AS IS, WHERE IS" condition, with all faults. This in no way alters the Landlord's responsibilities under Section 11.2 of the Original Lease.

         5. Security Deposit. Tenant agrees that it shall increase its Security Deposit with Landlord (as set forth in Article 1.4 of the Original Lease) in accordance with the following schedule, to be held and applied pursuant to the terms of the Lease:

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
       SECURITY DEPOSIT INCREASE                  SECURITY DEPOSIT
                 DATE                             INCREASE AMOUNT                    TOTAL SECURITY DEPOSIT
       -------------------------                  ----------------                   ----------------------
           February 1, 1999                          $1,571.60                             $30,969.60

           February 1, 2000                          $1,935.60                             $32,905.20

           February 1, 2001                          $1,935.60                             $34,840.80

         6. Option to Extend. Article 2.5 and Article 5.2 of the Original Lease are hereby deleted, terminated and of no further force or effect and Tenant shall have no other right or option to extend the Term of the Lease beyond the Extended Expiration Date.

         7. Option to Expand. Article 26 of the Original Lease is hereby deleted, terminated and of no further force or effect and Tenant shall have no other right or option to increase the square footage of the Premises under the Lease.

         8. Right or First Refusal. Article 27 of the Original Lease is hereby deleted, terminated and of no further force or effect and Tenant shall have no other right or option of first refusal in connection with any space in the Building.

         9. Brokers. Tenant hereby represents and warrants to Landlord that it has not dealt with any realtor, broker or agent in connection with this Amendment. Tenant shall indemnify, protect, defend and hold Landlord harmless for, from and against any cost, expense, asserted claims, claims, damages, liabilities, actions or causes of action arising out of or relating to any claim of brokerage commission or finders fee in which any broker, agent or finder alleges to have represented Tenant in connection with this Amendment.

         10. Notice. Current addresses for the giving of Notice under the Lease are as follows:

         TENANT:    Mobility Electronics, Inc.
                    7955 East Redfield Road
                    Scottsdale, Arizona 85260
                    Attention: Rick Winterich, CFO

         LANDLORD:                                     with a copy to:
                    Monaghan Company, L.L.C.           Fennemore Craig
                    5035 Cottontail Run East           3003 North Central Avenue, Suite 2600
                    Paradise Valley, Arizona 85253     Phoenix, Arizona 85012-2913
                    Attn: Michael Monaghan             Attn: Charles M. King, Esq.



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         11. Validity and Enforcement. Tenant hereby confirms that there are no defaults under the Original Lease by Landlord and that Landlord is in full compliance and has complied with all obligations and performances to be performed or paid on its part. Tenant represents and warrants that the execution and delivery of this Amendment by Tenant and Tenant's performance under the
Lease: (i) are within Tenant's power; (ii) have been authorized by all requisite partnership or corporate action of Tenant; (iii) have received all necessary approvals and consents of Tenant; and (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, operating agreement or other governing instrument of Tenant.

         12. Severability. The provisions of this Amendment are severable. As such, the invalidity, in whole or in part, of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a Court of competent jurisdiction, such clause or provision shall be ineffective, but the remaining provisions of the Amendment will not be affected and shall be construed in the broadest manner to effectuate the purposes of this Amendment. Further, the parties agree to replace any void or unenforceable provision of this Amendment with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         13. Full Force and Effect. The Lease shall remain in full force and effect in accordance with its terms and provisions, except as expressly amended by the terms of this Amendment and except to the extent that the terms of the Lease, by their very nature as reasonably determined by Landlord, would not apply in light of this Amendment.

         14. Miscellaneous. This Amendment shall be governed by Arizona law and inures to the benefit of Landlord and its successors and assigns and shall bind Tenant and its successors and assigns. This Amendment may be executed by the parties in one or more counterparts. All counterparts shall be valid and binding on the party or parties executing them and all counterparts together shall constitute one and the same document for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first set forth above.

LANDLORD:                                   TENANT:

MONAGHAN COMPANY, L.L.C., an                MOBILITY ELECTRONICS, INC., a
Arizona limited liability company           Delaware corporation

By: /s/ JAMES G. MONAGHAN                   By: /s/ RICHARD WINTERICH
   -----------------------------------          --------------------------------
Name: James G. Monaghan                     Name: Richard Winterich
     ---------------------------------           -------------------------------
Its: Managing Member                        Its: CFO
    ----------------------------------          --------------------------------


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COLONIAL TRUST COMPANY, an
Arizona corporation, as successor Trustee
under the MONAGHAN IRREVOCABLE
CHILDREN'S TRUST created December 7,
1983

By: /s/ CHRISTOPHER J. OLSON
   ---------------------------------
Name: Christopher J. Olson
     -------------------------------
Its: Vice President
    --------------------------------


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